Exhibit 10.1

SECOND AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of December 15, 2023, by and between Nubia Brand International Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in that certain Investment Management Trust Agreement, dated March 10, 2022, by and between the parties hereto (as amended on June 14, 2023, the “Trust Agreement”).

WHEREAS, $123,500,000 of the gross proceeds from the Offering and sale of the Private Placement Warrants was deposited into the Trust Account;

WHEREAS, Section 1(i) of the Trust Agreement provides that the Trustee is to liquidate the Trust Account and distribute the Property in the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a Termination Letter; or (y) the date which is 21 months after the closing of the Offering if a Termination Letter has not been received by the Trustee prior to such date;

WHEREAS, Section 6(d) of the Trust Agreement provides that Section 1(i) of the Trust Agreement may not be modified, amended or deleted without the affirmative vote of sixty-five percent (65%) of the then outstanding shares of common stock of the Company, voting together as a single class;

WHEREAS, at a Special Meeting of the Company held on December 15, 2023 (the “Special Meeting”), the Company’s stockholders, among other things, approved a proposal to amend the Trust Agreement giving the Company the right to extend the date by which it has to consummate a business combination from December 15, 2023 until March 15, 2024; and

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment to Section 1(i). Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes or to fund the Company’s working capital requirements (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses in the case of a Termination Letter in the form of Exhibit B hereto), only as directed in the Termination Letter and the other documents referred to therein; or (y) March 15, 2024 (the “Deadline Date”), if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders;”

2.	Amendments to Definitions.

(i) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement. The following defined term in the Trust Agreement shall be amended and restated in their entirety:

“Trust Agreement” shall mean that certain Investment Management Trust Agreement, dated March 10, 2022, by and between Nubia Brand International Corp. and Continental Stock Transfer & Trust Company, as amended by the Amendment No. 1 to Investment Management Trust Agreement dated June 14, 2023, and as further amended by Amendment No. 2 to Investment Management Trust Agreement dated December 15, 2023”; and

3.1.	Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

3.2.	Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.3.	Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

3.4.	Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

3.5.	Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

3.6.	Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

NUBIA BRAND INTERNATIONAL CORP.

By:	/s/ Jaymes Winters
	Name:	Jaymes Winters
	Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

as Trustee

By:	/s/ Fran Wolf
	Name:	Fran Wolf
	Title:	Vice President

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